Exhibit 10.32

NEXTDECADE CORPORATION

2017 Omnibus Incentive Plan

Time-Based Restricted Stock Unit Award Agreement

This Time-Based Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between NextDecade Corporation, a Delaware corporation (the “Company”), and [●] (the “Participant”), effective as of [●] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the NextDecade Corporation 2017 Omnibus Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Restricted Stock Units (“RSUs”), subject to the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Time-Based RSUs. The Company hereby grants to the Participant, effective as of the Date of Grant, a Restricted Stock Unit Award equal to [●] ([●]) RSUs, which RSUs shall be subject to time-based vesting (the “Time-Based RSUs”), on the terms and conditions set forth in the Plan and this Agreement. Each Time-Based RSU shall entitle the Participant to receive one share of Common Stock at such future date or dates and subject to such terms and conditions as set forth in this Agreement.

2.

Vesting of the Time-Based RSUs. Subject to the terms and conditions set forth in the Plan and this Agreement, the Time-Based RSUs shall become earned and vested as follows, and be subject to the following conditions:

(a)

Time Award. Except as otherwise provided in this Section 2, and subject to the Participant’s continued Service through each of the following dates, the Time-Based RSUs shall vest in the following installments on each of the following dates (each a “Vesting Date”):

[●]

If the number of Time-Based RSUs vesting is a fractional number, the number vesting will be rounded down to the nearest whole number.

(b)

Events in Connection with a Change of Control. If there is a Change of Control and either (i) the Participant’s Service with the Company or its Subsidiaries is terminated without Cause following such Change of Control or (ii) the Time-Based RSUs are not assumed or replaced with an award of substantially equivalent value, the Time-Based RSUs shall fully vest (the date of vesting shall be a Vesting Date).

(c)

Termination of Service Other Than For Poor Performance, For Cause, death, Disability, or By Reason of Voluntary Resignation. The Time-Based RSUs shall fully vest upon the Participant’s termination of Service with the Company or its Subsidiaries for any reason (the date of such termination shall be a Vesting Date) other than a termination of Service for Poor Performance (as defined below), for Cause (as defined below), death, Disability, or by reason of voluntary resignation.

(d)

Termination of Service for Poor Performance. In the event the Participant’s Service with the Company or its Subsidiaries is terminated for Poor Performance, the Time-Based RSUs shall vest pro rata based on the number of days of Service in such 12-month vesting period prior to the Participant’s termination of Service (the date of such termination shall be a Vesting Date). The number of such Time-Based RSUs so vested shall be the number of such Time-Based RSUs multiplied by a fraction, the numerator of which is the number of days of Service during such 12-month vesting period and the denominator of which is 365 (or 366 if such 12-month period includes February 29th). All rights of the Participant to the Time-Based RSUs that remain unvested (after giving effect to this Section 2(d)) as of the date of Participant’s termination of Service with the Company or its Subsidiaries shall terminate and such Time-Based RSUs shall be forfeited in their entirety.

For purposes of this Agreement, the term “Poor Performance” shall mean the Participant has failed or refused to substantially perform the material duties related to the Participant’s employment or other engagement with the Company or its Subsidiaries on a regular basis and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Participant by the Participant’s line manager and/or Human Resources specifying such refusal or failure in reasonable detail.

(e)

Termination of Service for Cause or By Reason of Voluntary Resignation. In the event the Participant’s Service with the Company or its Subsidiaries is terminated for Cause or by reason of voluntary resignation, all unvested Time-Based RSUs shall be forfeited.

For purposes of this Agreement, the term “Cause” shall mean (i) the Participant has committed a deliberate act against the interests of the Company including, without limitation: an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or (ii) the commission by a Participant of, or the plea of nolo contendere by such Participant with respect to, a felony or a crime involving moral turpitude; or (iii) the Participant has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Board); or (iv) the Participant has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to his employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Participant specifying such refusal in reasonable detail; or (v) the Participant has breached any of the material terms contained in any employment agreement, non-competition agreement, confidentiality agreement, restrictive covenants agreement or similar type of agreement to which such Participant is a party; or (vi) the Participant’s misappropriation of the Company’s or any of its Subsidiary’s assets or business opportunities; or (vii) the Participant has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness on the Company’s premises or while representing the Company to third parties.

Any voluntary termination of Service or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for “Cause.”

(f)	Death or Disability. In the event the Participant’s Service with the Company or its Subsidiaries is terminated due to death or Disability, the Time-Based RSUs shall fully vest.

3.	Restrictions.

(a)

Time-Based RSUs constitute an unfunded and unsecured obligation of the Company. The Participant shall have no rights or privileges of a Company stockholder as to the Time-Based RSUs prior to settlement in accordance with Section 4 of this Agreement (“Settlement”), including no right to vote or receive dividends or other distributions with respect to the Time-Based RSUs. In addition, the following provisions shall apply:

(i)

the Participant shall not be entitled to delivery of a certificate or certificates for shares of Common Stock in connection with the Time-Based RSUs until Settlement (if at all), and upon the satisfaction of all other applicable conditions;

(ii)	none of the Time-Based RSUs may be sold, transferred (other than by will or the laws of descent and distribution), assigned, pledged or otherwise encumbered or disposed of prior to Settlement; and

(iii)	Any attempt to dispose of the Time-Based RSUs or any interest in the Time-Based RSUs in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

4.	Settlement. Delivery of shares of Common Stock under the Agreement in settlement of vested Time-Based RSUs shall be subject to the following:

(a)

No later than the second Business Day following a Vesting Date, the Company shall deliver to the Participant one share of Common Stock for each Time-Based RSU that vested on such Vesting Date and has not otherwise been forfeited subject to paragraph (b) below.

(b)

No later than 30 days following the date of Participant’s death or Disability, the Company shall deliver to the Participant or the Participant’s beneficiary or estate, as applicable, one share of Common Stock for each Time-Based RSU that vested pursuant to Section 2(f) above.

(c)

To the extent permitted by applicable law and the applicable rules of any securities exchange or similar entity, the Company may elect to satisfy any requirement for the delivery of stock certificates by documenting the Participant’s interest in the shares of Common Stock by registering the shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name (i.e. “book-entry”).

For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of Texas are authorized or required by law or other governmental action to close.

5.

Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any shares deliverable under this Agreement, or to require the Participant to remit to the Company, the amount of any required withholding taxes in respect of the settlement of Time-Based RSUs and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. Notwithstanding any action the Company takes with respect to any or all income tax, social security insurance, payroll tax, or other tax-related withholding (“Tax Items”), the ultimate liability for all Tax Items is and remains the Participant’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award, and (ii) does not commit to structure the Time-Based RSUs to reduce or eliminate the Participant’s liability for Tax Items.

6.

Adjustment. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Time-Based RSUs may be adjusted in accordance with Section 4.5 of the Plan.

7.	Restrictive Covenants; Additional Conditions.

(a)

Non-Solicitation. During the period beginning on the Date of Grant and ending 24-months after Participant’s termination of Service with the Company and its Subsidiaries (the “Restricted Period”), the Participant will not engage in or attempt to engage in any Solicitation; provided that Solicitation will not be considered to have occurred by the general advertising for or hiring of any employee by entities with which the Participant is associated, as long as he does not (a) directly or indirectly contact such employee prior to his departure from the Company or during the balance of the Restricted Period regarding such employee’s employment with such entities, or (b) in the case of hiring such employee, control such entity or have any input in the decision to hire such employee. Responding to reference requests shall not be considered a Solicitation. For avoidance of doubt, for the purposes of this Section 7(a), (i) “employee” shall not include any employee of the Company that has not been employed by the Company for a period of at least thirty (30) days, and (ii) Solicitation will be not be considered to have occurred with respect to any agent of consultant to the Company merely because such agent or consultant is retained by such entity or entities. For purposes of this Agreement, “Solicitation” means, directly or indirectly, individually or as a consultant to, or as an employee, officer, director, stockholder, partner or other owner or participant of, any entity, (i) the solicitation of, inducement of, or attempt to induce, any employee, agent or consultant of the Company to leave the employ of, or stop providing services to, the Company; or (ii) the offering or aiding another to offer employment to, or interfering or attempting to interfere with the Company’s relationship with, any employees or consultants of the Company.

(b)

Non-Disparagement. Participant shall not, at any time, directly or indirectly, disparage or make any statement or publication that is intended to or has the effect of disparaging, impugning or injuring the reputation or business interests of the Company or its products, services, officers or employees, regardless of any perceived truth of such statement or publication

(c)

Confidentiality and Trade Secrets. The Participant understands and agrees that Confidential Information will be considered the trade secrets of the Company and will be entitled to all protections given by law to trade secrets and that the provisions of this Agreement apply to every form in which Confidential Information exists, including, without limitation, written or printed information, films, tapes, computer disks or data, or any other form of memory device, media or method by which information is stored or maintained. The Participant acknowledges that in the course of employment with the Company, he has received and may receive Confidential Information of the Company. The Participant further acknowledges that Confidential Information is a valuable, unique and special asset belonging to the Company. For these reasons, and except as otherwise directed by the Company, the Participant agrees that he will not disclose or disseminate to anyone outside the Company, nor use for any purpose other than as required by his work for the Company, nor assist anyone else in any such disclosure or use of, any Confidential Information. For purposes of this Agreement, “Confidential Information” means all confidential or proprietary information that relates to the business, technology, manner of operation, suppliers, customers, finances, investors, prospective investors, technical data, engineering data, project specifications and studies, employees, or business plans, proposals or practices of the Company or its subsidiaries (if any), and includes, without limitation, the identities of the Company’s suppliers, investors, prospective investors, customers and prospective customers, the Company’s business plans and proposals, marketing plans and proposals, technical plans and proposals, research and development, budgets and projections, and nonpublic financial information. Excluded from the definition of Confidential Information is industry practices, standards and general operational procedures generally known to the public.

(d)

Notwithstanding any other provision of this Agreement, if the Participant breaches any obligation under this Section 7, any Time-Based RSU that has not been settled shall be forfeited and the Company may require the Participant to repay to the Company any previously issued shares of Common Stock or any payment made to the Participant pursuant to this Agreement.

8.	Miscellaneous Provisions.

(a)

Securities Laws Requirements. No shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those shares.

(b)

Transfer Restrictions. The shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)

No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(d)

Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(e)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)

Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)

Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(h)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(i)

Choice of Law; Arbitration; Jurisdiction. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. The arbitration proceeding shall be confidential, except that judgment may be entered on the arbitrator’s award in any court having jurisdiction. All claims, causes of action or proceedings that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

PARTICIPANT ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, PARTICIPANT IS WAIVING ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

(j)

Section 409A. It is intended that this Agreement and the Award will be exempt from (or in the alternative will comply with) Code Section 409A, and the Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent. This Section 8(j) shall not be construed as a guarantee of any particular tax effect for the Participant’s benefits under the Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Code Section 409A or any other provision of the Code.

(k)

Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Agreement and the Plan.

(l)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)

Clawback. All awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company “clawback” policy or any applicable law related to such actions, as may be in effect from time to time. The Participant acknowledges and consents to the Company’s application, implementation, and enforcement of any applicable Company “clawback” policy that may apply to the Participant, whether adopted before or after the Date of Grant, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

(n)

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Such on-line or electronic system shall satisfy notification requirements discussed in Section 8(d).

(o)

Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan, this Agreement and the Company’s Insider Trading Policy, which is posted to the Company’s website. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Time-Based RSUs subject to all of the terms and conditions of the Plan and this Agreement. Participant agrees to comply with the Company’s Insider Trading Policy and any related guidelines issued by the Company in the execution of any trades in Company stock. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of this Award or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Agreement as of the dates set forth below.

PARTICIPANT                                             NEXTDECADE CORPORATION

By:                                                               By:

Date:                                                               Date: